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                               CLARION CAPITAL LLC
                          CLARION CMBS VALUE FUND, INC.
                         CLARION VALUE FUND MASTER, LLC
                            CLARION TOTAL RETURN FUND

                                 CODE OF ETHICS

         Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") requires investment companies, their investment advisers, and their principal underwriters to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of Rule 17j-1(a). Pursuant to the requirements of Rule 17j-1, each of Clarion CMBS Value Fund, Inc., Clarion Value Fund Master, LLC and Clarion Total Return Fund (each, a "Fund") has adopted this Code of Ethics (the "Code") with respect to the securities transactions of the officers, directors and certain of the employees of the Fund and the Investment Manager that come within the term "access person," as defined below.

         This Code is intended to provide guidance to such access persons in the conduct of their investments in order to eliminate the possibility of securities transactions occurring that place, or appear to place, such person in conflict with the interests of the Fund or the Fund's shareholders.

         (Note that "shareholders" as used in this Code includes with respect to Fund all persons of similar legal status however designated with respect to a given form of entity and will, for example, include members of a limited liability company. Similarly, "directors" includes trustees or other persons of similar legal status however designated with respect to a given form of entity).

A.       RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

         Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such investment company, to engage in any of the following acts, practices or courses of business:

         1. employ any device, scheme, or artifice to defraud such investment company;

         2. make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

         4. engage in any manipulative practice with respect to such investment company.

B.       DEFINITIONS.

         1. Access Persons. The term "access person" means any director, officer, general partner or "advisory employee" of the Fund, or of the Fund's Investment Manager.

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         2.       Advisory Employee. The term "advisory employee" means (1) any employee of the Fund or the Fund's Investment Manager (or of any entity in a control relationship with the Fund, or its Investment Manager) who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of a covered security (as defined in B.7. below) by or on behalf of the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, (2) any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Fund or its Investment Manager who obtains information (other than publicly available information) concerning recommendations made by the Fund or its Investment Manager with regard to the purchase or sale of a security.

         3. Beneficial Ownership. "Beneficial ownership" has the same meaning as would be used in determining whether an access person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest will apply to all securities that an access person has or acquires. "Beneficial ownership" includes accounts of a spouse, minor children who reside in an access person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether or not the person lives with the access person, as well as accounts of another person (individual, trustee, partnership, joint venture, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the access person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. An access person does not derive a beneficial interest by virtue of serving as a trustee or executor unless the access person or a member of such person's immediate family has a vested interest in the income or corpus of the trust or estate. A copy of a Release issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request, and should be studied carefully by any access person concerned with this definition before preparing any report required hereunder.

         4. Being Considered for Purchase or Sale. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated by an advisory employee in the course of such person's duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         5. Control. The term "control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         6. Covered Security. The term "covered security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or generally any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate

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                  for, receipt for guarantee of, or warrant or right to
                  subscribe to or purchase any of the foregoing.

                  For purposes of this Code, "covered security" does not include securities issued by the U.S. Government, money-market instruments, or shares of registered open-end investment companies (mutual funds).

         7. Disinterested Director. The term "disinterested director" means a director of the Fund who is not an "interested person" of the Fund or the Investment Manager within the meaning of
                  Section 2(a)(19) of the 1940 Act.

         8. Security Held or to be Acquired. The phrase "security held or to be acquired" by the Fund means:

                  A.       any security which, within the most recent fifteen
                           (15) calendar days:

                           i.       is being or has been held by the Fund; or

                           ii. is being or has been considered by the Fund or the Investment Manager for purchase by the Fund.

                  B. any option to purchase or sell, and any security convertible into or exchangeable for, a covered security described in (A) (i) or (ii) above.

         9. Investment Adviser means Clarion Capital, LLC and any successor entity.

         10. Initial Public Offering means an offering of Securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

         11. Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505 or rule 506 [17 CFR 230.504,
                  230.505 or 230.506] under the Securities Act of 1933.

C.       PROHIBITIONS.

         1. Purchases and Sales. Unless the transaction is exempt under D. below, no access person shall purchase or sell, directly or indirectly, any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to such person's actual knowledge at the time of such purchase or sale:

                  a.       is being considered for purchase or sale by the Fund;

                  b. has been purchased or sold by the Fund within the prior two (2) business days; or

                  c. is being purchased or sold on behalf of the Fund. In this instance, "sold" includes an order to sell that has been entered but not executed.

                  This prohibition shall continue until the time that the Fund or the Investment Manager completes the purchase or sale or determines not to make the purchase or sale.

         2. IPOs and Limited Offerings (Private Placements). No access person shall purchase for a personal account (or otherwise directly or indirectly acquire beneficial ownership of) any security in an Initial Public Offering or Limited Offering without obtaining approval in advance from the Compliance Officer. Such pre-approval requests shall identify the Security and estimate the dollar amount of the purchase. Unless the Compliance Officer

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                  identifies a conflict with a Fund's trading or investment
                  program, it is anticipated that pre-approvals generally will be granted. (Pre-approval is valid only for the day on which it is given and the immediately following business day.) Any access person who has purchased or sold any securities in a Limited Offering is required to disclose such investment when such access person is involved in any subsequent considerations of the securities of that issuer. Any decision to purchase securities from that issuer shall be reviewed by independent investment personnel with no personal interest in the issuer.

         3. Gratuities. No access person shall receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of the Fund.

         4. Service as a Director. No Advisory Person shall serve on the board of a publicly traded company without prior authorization and determination that such service is consistent with the interests of the Fund and its shareholders by the President of the Investment Manager.

         5. Confidentiality. No access person shall reveal to any other person (except in the normal course of his duties on behalf of the Fund) any information regarding securities transactions made or being considered by or on behalf of the Fund.

         6. Trading with Material Non-public Information. No access person may purchase or sell any Security, or be involved in any way in the purchase or sale of a Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained. This prohibition covers transactions for advisory clients, as well as transactions for personal accounts.

                  Furthermore, no officer, director or employee possessing material non-public information may disclose such information to any person other than the Compliance Officer, except to the extent authorized by the Compliance Officer. Disclosing non-public material information to others is known as "tipping" and is prohibited.

                  Non-public information includes corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon- to-be-published article about a corporation. Material information is information which an investor would consider important in making an investment decision and which would substantially affect the market price of a Security if disclosed.

D.       EXEMPT TRANSACTIONS.

         The prohibitions described in C.1. above shall not apply to:

         1. purchases or sales effected in any account over which the access person has no direct or indirect influence or control, or in any account of the access person which is managed on a discretionary basis by a person other than the access person and, with respect to which the access person does not in fact influence or control purchase or sale transactions;

         2. purchases or sales of securities which are not eligible for purchase or sale by the Fund;

         3. purchases or sales which are non-volitional on the part of the access person or the Fund;

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CLARION CAPITAL LLC                                               CODE OF ETHICS

         4. purchases which are part of an automatic dividend reinvestment plan;

         5. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         6. securities which the Compliance Officer has determined in advance are not the types of securities which the Fund has acquired or is currently considering acquiring. For example, although the term "securities" includes when-issued and forward commitment securities, the Compliance Officer may, if he or she determines that the Fund has not acquired and is not currently considering acquiring such securities, the prohibitions described in C.1. above shall not apply to such securities.

E.       REPORTING REQUIREMENTS OF ACCESS PERSONS.

         1.       Access Persons (other than Disinterested Directors of the
                  Fund). Every access person (except disinterested directors of the Fund) shall report to the Compliance Officer the information described in E.3. below with respect to transactions in any security in which such access person has or by reason of such transaction acquires any direct or indirect beneficial ownership in the security.

         2. Disinterested Directors. A disinterested director of the Fund shall report quarterly such a transaction in a security if such director, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the fifteen (15) day period immediately preceding or after the date of the transaction by the director, such security is or was purchased or sold by the Fund or the Investment Manager for the Fund, or was considered for purchase or sale. A disinterested director of the Fund need not make an initial holdings reports or an annual holdings report (both of which are described in E.3 below).

         3.       Required Reports.

                  (A) Initial Holdings Report. Each Access Person, within ten days of becoming an Access Person, shall report to the Fund, the following information:

                           1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                           2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

                           3) The date that the report is submitted by the Access Person.

                  (B) Quarterly Transactions Report. No later than ten days after the end of the calendar quarter, the following information:

                           1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    The date of transaction, the title, the
                                    interest rate and maturity date (if
                                    applicable), the number of shares, and the principal amount of each Covered Security involved;

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                                    The nature of the transaction (i.e.,
                                       purchase, sale or any other type of
                                       acquisition or disposition);

                                    The price at which the transaction was
                                       effected; and

                                    The name of the broker, dealer or bank with
                                       or through which the transaction was
                                       effected.

                                    The date that the report is submitted by the
                                       Access Person.

                           2)       With respect to new accounts established
                                       during the quarter in which any
                                       securities were held:

                                    The name of the broker, dealer or bank with
                                       whom the Access Person established the
                                       account;

                                    The date the account was established; and

                                    The date that the report is submitted by the
                                       Access Person.

                  (C) Annual Holdings Report. Access Persons must report the following information to the Fund on an annual basis no later than 20 calendar days after December 31 of each year:

                                    (a)      The title, number of shares and
                                             principal amount of each Covered
                                             Security in which the Access Person
                                             had any direct or indirect
                                             beneficial interest;

                                    (b)      The name of any broker, dealer or
                                             bank with whom the Access Person
                                             maintains an account in which any
                                             securities are held for the direct
                                             or indirect benefit of the Access
                                             Person as of the date the person
                                             became an Access Person; and

                                    (c)      The date that the report is
                                             submitted by the Access Person.

                                    In the event that no securities are held as
                           of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property , including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

         4. Exceptions from Reporting Requirements: An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund.

         5. Disclaimer of Beneficial Ownership. Any such Report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         6. Potential Conflicts of Interest. Every access person shall immediately report to the Compliance Officer any factors of which he is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the access person's transactions and securities held or to be acquired by the Fund. These factors may include, for example, officerships or directorships with companies or beneficial ownership of more than 1/2 of 1% of the total outstanding shares of any company whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

         7. Notification of Reporting Obligation. The Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report are designed to comply with the requirements of

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                  Rule 17j-1 under the 1940 Act. All access persons having a duty to file such Report or Reports hereunder shall be informed of such duty by the Compliance Officer and will be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report, an access person has a continuing obligation to file such Report, in a timely manner, whether or not the access person had any securities transactions for the quarter.

F.       ANNUAL CERTIFICATION OF COMPLIANCE.

         At least annually, all access persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including in the execution of personal securities transactions disclosure and reporting requirements of this Code.

G.       REPORTS AND SANCTIONS.

         The Compliance Officer also shall inquire into any apparent violations of this Code and shall report any apparent violations to the President of the Fund. Upon finding of a violation of this Code, including the filing of a false, incomplete, or untimely Report, or the failure to obtain prior clearance of all personal securities transactions, the Compliance Officer shall make recommendations to the President of the Fund who may impose such sanctions as deemed appropriate. Any violation regarding a Disinterested Director of the Fund shall be considered by the Board of Directors of the Fund, but no Director shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction.

         The Compliance Officer shall report to the Board of Directors of the Fund on at least an annual basis compliance with the Code and the administration thereof. If any such report indicates that any changes hereto are advisable, the Board of Directors of the Fund shall make any appropriate recommendations to the President of the Fund, as deemed appropriate.

H.       RECORD RETENTION.

         The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

         1. Retention of Copy of Statement. A copy of each Code of Ethics for the Fund and its Investment Adviser in effect at any time in the last five years must be maintained in and easily accessible place;

         2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         3. Copy of Forms and Reports. A copy of each Initial Holdings Report, Quarterly Transactions Report and Annual Holdings Report prepared and filed by an access person pursuant to this Code must be preserved by the Compliance Officer for a period of not less than five (5) years from the end of the fiscal year in which such report is made, the first two (2) years in an easily accessible place;

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         4.       List of Access Persons. A list of all persons who are, or
                  within the past five (5) years of business have been, required to file Quarterly Reports pursuant to Rule 17j-1 under the 1940 Act and/or this Code shall be maintained in an easily accessible place; and

         5. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of the Fund, 335 Madison Avenue, New York, NY 10017.

         6. Record of Acquisitions. A record of all approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which approval is granted.

I.       CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code shall be treated as confidential.

J.       INTERPRETATION OF PROVISIONS.

         The Board of Directors of the Fund may, from time to time, adopt such interpretations of this Code as it may deem appropriate.

K.       AMENDMENTS TO THE CODE.

         Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board of Directors of the Fund expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

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